                                                                    EXHIBIT 10.1

                                VOTING AGREEMENT

     This Voting Agreement ("Voting Agreement"), dated as of August 19, 2008, is among Glacier Bancorp, Inc., ("GBCI"), Bank of the San Juans Bancorporation ("SJ Bancorp"), Bank of the San Juans ("SJ Bank"), and the undersigned, each of whom is (i) a director and shareholder of SJ Bancorp or (ii) a family member thereof (in either case, a "Shareholder"). This Voting Agreement will be effective upon the signing of the Merger Agreement (defined below).

                                     RECITAL

     As an inducement for GBCI and SJ Bancorp to enter into the Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, whereby, among other things, SJ Bancorp will merge with and into GBCI, and SJ Bank will become a wholly-owned subsidiary of GBCI (the "Merger"), each of the Shareholders, for such Shareholder and his, her or its heirs and legal representatives, hereby agrees as follows:

                                    AGREEMENT

1. VOTING AND OTHER MATTERS. Each Shareholder will vote or cause to be voted all shares of SJ Bancorp common stock that such Shareholder beneficially owns, with power to vote or direct the voting of (the "Shares"), in favor of approval of the Merger Agreement and the Merger. In addition, each Shareholder who is a director of SJ Bancorp ("Director") will (a) recommend to the shareholders of SJ Bancorp that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Directors' fiduciary duties to SJ Bancorp and its shareholders.

2. NO TRANSFER. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, no Shareholder may sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of SJ Bancorp in connection with SJ Bancorp shareholders' meeting at which the Merger is presented for shareholder approval) any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Voting Agreement.

3. INDIVIDUAL OBLIGATIONS. Obligations of each Shareholder under this Voting Agreement are intended to be several and not joint.

4. SHAREHOLDER'S REPRESENTATION. Each Shareholder who is a Director of the Company represents and warrants, severally and not jointly, that to such Shareholder's actual knowledge, the shareholders listed as signatories to this Voting Agreement comprise all of the Directors; the Directors' spouses and minor children; and trustees of any trusts for the benefit of the foregoing who have the power to direct the voting of Shares who own Shares individually or jointly with a Director.

5.   MISCELLANEOUS.

     a. Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

     b. Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

     c. Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Colorado. Venue of any legal action or proceeding between the parties related to this Voting Agreement shall be in the City and County of Denver, Colorado, and the parties each consent to the personal jurisdiction of the courts of the State of Colorado and the federal courts located in Colorado. Each Shareholder agrees not to claim that the City and County of Denver, Colorado, is an inconvenient place for trial.

     e. Remedies. Any breach of this Voting Agreement entitles GBCI and SJ Bancorp to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which GBCI may be entitled.

     f. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Voting Agreement have the meaning assigned to them in the Merger Agreement.

     g. Termination of Agreement. The Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time; or (ii) the termination of the Merger Agreement in accordance with its terms.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.

This Voting Agreement is signed as of August 19, 2008.

GLACIER BANCORP, INC.                    BANK OF THE SAN JUANS BANCORPORATION


By                                       By
   -----------------------------------      ------------------------------------
   Michael J. Blodnick                      Arthur C. Chase, Jr.
   President & Chief Executive Officer      President & Chief Executive Officer


                                         BANK OF THE SAN JUANS


                                         By
                                            ------------------------------------
                                            Arthur C. Chase, Jr.
                                            President & Chief Executive Officer

SHAREHOLDERS:


--------------------------------------   ---------------------------------------
Arthur C. Chase, Jr.                     Chase Family Trust
                                         dated February 13, 2006
                                         By: Arthur C. Chase, Jr., Trustee


--------------------------------------   ---------------------------------------
Thomas P. Berry                          Randy D. Burton


--------------------------------------   ---------------------------------------
John R. Hatch                            Thomas F. Melchior


--------------------------------------   ---------------------------------------
James E. Rockelmann                      Douglas A. Simonson


--------------------------------------   ---------------------------------------
D.A.S. Family Trust                      Donna S. Chase
By: Douglas A. Simonson, Trustee


--------------------------------------   ---------------------------------------
Sandra Melchior                          Connie J. Rockelmann


--------------------------------------
Mary Ann Berry